EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Woodmark Corporation 2004 Stock Incentive Plan for Employees of our report dated June 4, 2004, with respect to the consolidated financial statements of American Woodmark Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended April 30, 2004, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia
January 25, 2005